EXHIBIT (a)(1)(C)


                          NOTICE OF GUARANTEED DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)
                                       FOR
                           OFFER TO PURCHASE FOR CASH
                   UP TO 3,350,000 SHARES OF ITS COMMON STOCK
                   AT A PURCHASE PRICE NOT GREATER THAN $18.00
                         NOR LESS THAN $16.00 PER SHARE
                                       BY
                                   SYMS CORP.

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THE TENDER OFFER,  PRORATION  PERIOD AND  WITHDRAWAL  RIGHTS WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON FRIDAY, MAY 26, 2006 UNLESS SYMS CORP. EXTENDS THE TENDER OFFER.

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     As set forth in Section 3 of the offer to  purchase,  dated April 27, 2006, you should use this notice of guaranteed delivery to accept the tender offer (as defined herein) if:

          (a) your share certificates are not immediately available or you cannot deliver certificates representing shares of common stock, par value $0.05 per share (the "shares"), of Syms Corp., a New Jersey corporation ("Syms"), prior to the "expiration date" (as defined in Section 1 of the offer to purchase); or

          (b) the procedure for book-entry transfer cannot be completed before the expiration date (as specified in Section 1 of the offer to purchase); or

          (c) time will not permit a properly completed and duly executed letter of transmittal and all other required documents to reach the depositary referred to below before the expiration date.

     You may deliver this notice of guaranteed delivery signed and properly completed, by hand, mail or overnight courier so that the depositary receives it before the expiration date. See Section 3 of the offer to purchase and Instruction 2 to the letter of transmittal.

                     THE DEPOSITARY FOR THE TENDER OFFER IS

                            American Stock Transfer &
                                  Trust Company

     BY MAIL OR OVERNIGHT COURIER:                      BY HAND:

American Stock Transfer & Trust Company  American Stock Transfer & Trust Company
           Operations Center                 Attn: Reorganization Department
    Attn: Reorganization Department                  59 Maiden Lane
            6201 15th Avenue                       New York, NY 10038
           Brooklyn, NY 11219

     Delivery of this notice of guaranteed delivery to an address other than those shown above does not constitute a valid delivery.

     Deliveries to Syms, to the dealer manager of the tender offer or to the information agent of the tender offer will not be forwarded to the depositary and therefore will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the offer to purchase) will not constitute valid delivery to the depositary.

     You cannot use this notice of guaranteed delivery form to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an "eligible guarantor institution" (as defined in Section 3 of the offer to purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Syms the number of shares indicated below, at the price per share indicated below, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase and the related letter of transmittal, which together (and as each may be amended and supplemented from time to time) constitute the tender offer, and the receipt of which is hereby acknowledged. This tender is being made pursuant to the guaranteed delivery procedure set forth in Section 3 of the offer to purchase.

          NUMBER OF SHARES BEING TENDERED HEREBY: _____________ SHARES

    CHECK ONE AND ONLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO
      NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.


        SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

|_| The undersigned wants to maximize the chance of having Syms purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Syms pursuant to the tender offer (the "Purchase Price"). This action could result in receiving a price per share of as low as $16.00.

                                    -- OR --

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

     By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH THE STOCKHOLDER TENDERS SHARES. You cannot tender the same shares at more than one price, unless you have previously validly withdrawn those shares at a different price in accordance with Section 4 of the offer to purchase.

         PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED


|_|        $16.25     |_|     $16.50    |_|     $16.75       |_|         $17.00

|_|        $17.25     |_|     $17.50    |_|     $17.75       |_|         $18.00


                 YOU WILL NOT HAVE VALIDLY TENDERED YOUR SHARES
               UNLESS YOU CHECK ONE AND ONLY ONE BOX ON THIS PAGE.

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                                    ODD LOTS
                (SEE INSTRUCTION 6 OF THE LETTER OF TRANSMITTAL)

     To be completed ONLY if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

     On the date hereof, the undersigned either (check one box):

---                                                                          ---

     |_| is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares; or

     |_| is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

--------------------------------------------------------------------------------
        IN ADDITION, THE UNDERSIGNED IS TENDERING SHARES (CHECK ONE BOX):

---                                                                          ---

     |_| at the Purchase Price, which will be determined by Syms in accordance with the terms of the tender offer (persons checking this box should check the first box on page [3] of this notice of guaranteed delivery, under the heading "Shares Tendered at Purchase Price Pursuant to the Tender Offer"); or


     |_| at the price per share indicated under the heading, "Price (in Dollars) Per Share at Which Shares Are Being Tendered" on [page 3] of this notice of guaranteed delivery.

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                               CONDITIONAL TENDER
                (SEE INSTRUCTION 12 OF THE LETTER OF TRANSMITTAL)

     A tendering stockholder may condition such stockholder's tender of any shares upon the purchase by Syms of a specified minimum number of the shares such stockholder tenders, as described in Section 6 of the offer to purchase. Unless Syms purchases at least the minimum number of shares you indicate below pursuant to the terms of the tender offer, Syms will not purchase any of the shares tendered below. It is the tendering stockholder's responsibility to calculate that minimum number, and we urge each stockholder to consult his or her own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that Syms must purchase if Syms purchases any shares, Syms will deem your tender unconditional.

---                                                                          ---

     |_| The minimum number of shares that Syms must purchase if Syms purchases any shares, is: ____________________ shares.

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     If,  because of  proration,  Syms will not purchase  the minimum  number of shares that you designate, Syms may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares. To certify that you are tendering all of the shares you own, check the box below.

---                                                                          ---

     |_|  The tendered shares represent all shares held by the undersigned.

-----------------------------------------------------------------------------------------------------------------
                                       STOCKHOLDERS COMPLETE AND SIGN BELOW
-----------------------------------------------------------------------------------------------------------------


____________________________________    _________________________________________________________________________
Certificate No.  (if available)         Signature of Stockholder

                                        Printed Name: ________________________________Date:______________, 2006


____________________________________    _________________________________________________________________________
Certificate No.  (if available)         Signature of Stockholder

                                        Printed Name: ________________________________Date:______________, 2006


____________________________________    _________________________________________________________________________
Certificate No.  (if available)         Signature of Stockholder

                                        Printed Name: ________________________________Date:______________, 2006


____________________________________    _________________________________________________________________________
Certificate No.  (if available)         Signature of Stockholder

                                        Printed Name: ________________________________Date:______________, 2006


_________________________________________________    ____________________________________________________________
Street Address(es) of Stockholders:

_________________________________________________    ____________________________________________________________
City, State, Zip:

_________________________________________________    ____________________________________________________________
Phone Number(s) with Area Code

-----------------------------------------------------------------------------------------------------------------
               IF SHARES WILL BE TENDERED BY BOOK-ENTRY TRANSFER PROVIDE THE FOLLOWING INFORMATION:
-----------------------------------------------------------------------------------------------------------------



__________________________________________________________    ___________________________________________________
Name of Tendering Institution:                                         Account No.

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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "Eligible Guarantor Institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Guarantor Institution") guarantees the delivery of the shares tendered hereby to the depositary, in proper form for transfer, or a confirmation that the shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the offer to purchase into the depositary's account at the book-entry transfer facility, together with a properly completed and duly executed letter of transmittal and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

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---------------------------------------   --------------------------------------
              Name of Firm                             Name of Firm


---------------------------------------   --------------------------------------
          Authorized Signature                     Authorized Signature


---------------------------------------   --------------------------------------
              Printed Name                             Printed Name


---------------------------------------   --------------------------------------
                  Title                                    Title

---------------------------------------   --------------------------------------
             Street Address                           Street Address


---------------------------------------   --------------------------------------
            City, State, Zip                         City, State, Zip


---------------------------------------   --------------------------------------
     Telephone Number with Area Code          Telephone Number with Area Code



Dated:                           , 2006   Dated:                          , 2006
       --------------------------                -------------------------

     DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.